Filed Pursuant to Rule 424(b)(3)
Registration No. 333-221591

PROSPECTUS SUPPLEMENT NO. 1
(to Prospectus dated February 5, 2018)

U.S. EQUITY CUMULATIVE DIVIDENDS FUND—SERIES 2027
U.S. EQUITY EX-DIVIDEND FUND—SERIES 2027, SERIES OF
METAURUS EQUITY COMPONENT TRUST

This supplement (“Supplement No. 1”) contains information which amends, supplements or modifies certain information contained in the prospectus of Metaurus Equity Component Trust dated February 5, 2018 (the “Prospectus”). You should read this supplement together with the Prospectus since the information contained herein supplements the information contained in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus..

Metaurus Advisors LLC (the “Sponsor”), the sponsor of the U.S. Equity Cumulative Dividends Fund—Series 2027 and the U.S. Equity Ex-Dividend Fund—Series 2027 (the “Funds” or “exchange-traded funds” or “ETFs”), is currently voluntarily waiving a portion of its management fee from the ETFs. The Sponsor’s voluntary waiver of its fees may be modified or terminated at any time at the option of the Sponsor.

Shares of the U.S. Equity Cumulative Dividends Fund—Series 2027 and the U.S. Equity Ex-Dividend Fund—Series 2027 are listed on NYSE Arca under the symbol “IDIV” and “XDIV.”

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 13 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered or determined if the Prospectus or this Prospectus Supplement No. 1 is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
The date of this Prospectus Supplement No. 1 is May 11, 2018.